EXHIBIT 4.6
INTERCREDITOR AGREEMENT
     Intercreditor Agreement, dated as of November 20, 2009 (this “Agreement”), among HARRIS N.A., as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “ABL Agent”) for itself and the other ABL Secured Parties (as defined below), WILMINGTON TRUST FSB, solely in its capacity as collateral agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Indenture Agent”) for itself and the other Indenture Secured Parties (as defined below), CPM HOLDINGS, INC. (the “Company”) and its Subsidiaries (such term and each other capitalized term used herein having the meanings set forth in Section 1) listed on the signature pages hereto (such Subsidiaries, together with the Company and each of its other Subsidiaries that become parties hereto, the “Grantors”).
     WHEREAS, the Company, the other Debtor Parties, other Subsidiaries, the ABL Agent and certain Lenders (as defined below) are parties to the Credit Agreement, dated as of November 20, 2009 (as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the “Existing ABL Agreement”), pursuant to which such Lenders have agreed to make loans and extend other financial accommodations to the Company and certain other Debtor Parties; and
     WHEREAS, the obligations of the Company and the other Debtor Parties under the Existing ABL Agreement (including guarantees in respect thereof) will be secured (together with certain other obligations) by various assets of the Company and such other Debtor Parties, including the Common Collateral (as defined below);
     WHEREAS, the ABL Agent has been authorized to enter into this Agreement pursuant to the Existing ABL Agreement;
     WHEREAS, the Company, the other Grantors, Wilmington Trust FSB, as trustee, and the Indenture Agent are parties to the Indenture, dated as of August 18, 2009 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Agreement, the “Existing Indenture”), pursuant to which the Company issued the Notes (as defined below);
     WHEREAS, the obligations of the Company and the other Grantors under the Existing Indenture (as in effect on the date hereof) (including guarantees in respect thereof) are secured (together with certain other obligations) by various assets of the Company and such other Grantors, including the Common Collateral;
     WHEREAS, the Indenture Agent has been authorized to enter into this Agreement pursuant to the Existing Indenture; and
     WHEREAS, the Company, the other Grantors, the ABL Agent and the Indenture Agent are executing and delivering this Agreement to set forth certain agreements in respect of the respective rights of the ABL Agent and the other ABL Secured Parties, on the one hand, and the

Indenture Agent and the other Indenture Secured Parties, on the other hand, with respect to, among other things, the Common Collateral.
     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:
     SECTION 1. Definitions.
     1.1 UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, General Intangibles, Inventory, Instruments, Deposit Accounts, Security Accounts, Investment Property, Letter of Credit Rights, Records, Supporting Obligations and Proceeds.
     1.2 Defined Terms. The following terms, as used herein, have the following meanings:
     “ABL Agent” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement ABL Agreement, the ABL Agent shall be the Person acting in the capacity as administrative agent or collateral agent in such in such Agreement.
     “ABL Agreement” means the collective reference to (a) the Existing ABL Agreement, (b) any Additional ABL Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the ABL Agreement, any Additional ABL Agreement or any other agreement or instrument referred to in this clause (c) (a “Replacement ABL Agreement”) unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder. Any reference to the ABL Agreement hereunder shall, except as otherwise provided, be deemed a reference to any ABL Agreement then existing.
     “ABL DIP Financing” has the meaning set forth in Section 6.2(a).
     “ABL Documents” means, collectively, the ABL Agreement, each ABL Security Document, each ABL Guarantee and each other loan document, identified or defined as a “Loan Document” in the ABL Agreement.
     “ABL Guarantee” means any guarantee by any Grantor of any or all of the ABL Obligations.
     “ABL Lien” means any Lien created by the ABL Security Documents.
     “ABL Mortgages” means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any ABL Lien on real property owned by the Company or any Grantor is granted to secure any ABL Obligations or under which rights or remedies with respect to any such ABL Liens are governed.
     “ABL Obligations” means, without duplication, any and all obligations with respect to the payment of (a) any principal of or interest (including, without limitation, any Post-Petition Interest) or premium on any obligations, liabilities and indebtedness of every nature, including any reimbursement obligation in respect of any letter of credit, owed by the Debtor Parties under the ABL Documents, (b) any fees, indemnification obligations, damages, expense reimbursement obligations or other liabilities payable under the ABL Documents, (c) all Hedging Obligations secured by the Liens granted under the ABL Security Documents, (d) all Cash Management Obligations secured by the Liens granted under the ABL Security Documents and (e) all ABL Guarantees, fees, expenses and other Obligations payable from time to time pursuant to the ABL Documents, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired under the ABL Documents and whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any Debtor Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Indenture Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Indenture Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
     “ABL Obligations Payment Date” means the first date on which (a) the ABL Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the ABL Documents), (b) all commitments to extend credit under the ABL Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the ABL Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the ABL Security Documents) and (d) the ABL Agent has delivered a written notice to the Indenture Agent stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the ABL Secured Parties.
     “ABL Priority Collateral” means the following assets, whether now owned or hereafter acquired by the Company or any other Debtor Party, in which a Lien is granted or purported to be granted to any ABL Secured Party as security for any ABL Obligation:
     (1) all money, cash or cash equivalents; provided, however, to the extent any of the foregoing constitutes, and has been identified as, Proceeds of the Indenture Priority Collateral, it shall be excluded from the ABL Priority Collateral;
     (2) all Accounts;
     (3) all Inventory or documents of title, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory;

     (4) all Deposit Accounts and Securities Accounts (excluding any Securities Account (i) in which only proceeds from the disposition of Indenture Priority Collateral are deposited and (ii) which constitute payroll, tax or trust accounts), including all cash, marketable securities, securities entitlements, financial assets and other funds or Investment Property held in or on deposit in any or all of the foregoing;
     (5) all lockboxes;
     (6) all General Intangibles (excluding Intellectual Property), Documents, contract rights, Instruments, Chattel Paper, drafts, acceptances, and all other forms of obligations owing to the Company or the other Grantors, in each case solely to the extent arising out of or relating to Accounts and/or Inventory;
     (7) all guarantees and other security therefor and Supporting Obligations and Letter of Credit Rights to the extent relating to any or all of the foregoing;
     (8) all Records to the extent relating to any or all of the foregoing;
     (9) all other existing and future current assets within the meaning of GAAP (excluding Intellectual Property);
     (10) current and related assets of the Company’s Foreign Subsidiaries (as defined in the Existing Indenture as in effect on the date hereof) which are borrowers or guarantors under the Existing ABL Agreement; and
     (11) all substitutions, replacements, accessions, products and Proceeds of any of the foregoing (including, without limitation, proceeds of insurance, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.
     “ABL Secured Parties” means the ABL Agent and the Lenders.
     “ABL Security Documents” means the Existing ABL Security Document and the other security documents, identified or defined as “Collateral Documents” in the ABL Agreement, and any other documents that are designated under the ABL Agreement as “ABL Security Documents” for purposes of this Agreement, including the ABL Mortgages.
     “Access Period” means with respect to each parcel of Real Estate Assets, the period, after the commencement of an Enforcement Action, which begins, with respect to such parcel of Real Estate Assets, on the day that the ABL Agent provides the Indenture Agent with the notice of its election to request access with respect to any such parcel of Real Estate Assets pursuant to Section 4.4(d) below and ends on the earliest of (i) the 120th day after the ABL Agent obtains the ability to use, take physical possession of, remove or otherwise control the use, production or access to the ABL Priority Collateral located on such Real Estate Asset plus such number of days, if any, after the ABL Agent obtains access to such ABL Priority Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to the ABL Priority Collateral located on such Real Estate Asset or (ii) the ABL Obligations Payment Date occurs.

     “Additional ABL Agreement” means any agreement designated, and permitted to be designated, as such under the Indenture and the ABL Agreement then in effect.
     “Additional Debt” has the meaning set forth in Section 11.3(b).
     “Additional Indenture Agreement” means any agreement designated, and permitted to be designated, as such under the ABL Agreement and the Indenture then in effect.
     “Agreement” has the meaning set forth in the introductory paragraph hereof.
     “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.
     “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
     “Cash Management Obligations” means, with respect to any Debtor Party, any obligations of such Debtor Party owed to any ABL Secured Party (or any of its affiliates) in respect of (a) electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of such Debtor Party now or hereafter maintained with any ABL Secured Parties or their affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, and (c) any other deposit, disbursement, and cash management services afforded to such Debtor Party by any of such ABL Secured Parties or their affiliates.
     “Collateral” means, collectively, the ABL Priority Collateral, the Indenture Priority Collateral and the Common Collateral.
     “Common Collateral” means, collectively, the ABL Priority Collateral and the Indenture Priority Collateral; provided, that neither the Indenture Agent nor any other Indenture Secured Party shall have as security for any Indenture Obligation a Lien on (i) any current or related assets of the Company’s Foreign Subsidiaries or (ii) any Deposit Accounts.
     “Copyrights” means all domestic and foreign copyrights, whether registered or unregistered, including, without limitation, all copyright rights (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression (including computer software and internet website content) now owned or hereafter owned, acquired or used by a Grantor, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), all reissues, divisions, continuations, continuations in part and extensions or renewals thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

     “Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
     “Credit Bid Rights” means, (a) in respect of any order relating to a sale of assets constituting ABL Priority Collateral in any Insolvency Proceeding, that (i) such order grants the Indenture Agent and the other Indenture Secured Parties (individually and in any combination) the right to bid at the sale of such assets and the right to offset its claims secured by Indenture Liens upon such assets against the purchase price of such assets if (A) the bid of the Indenture Agent or such Indenture Secured Parties is determined by a court to be the best offer at a sale and (B) the bid of the Indenture Agent or such Indenture Secured Parties includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale, if such amount were applied to such payment on such date, to pay all unpaid ABL Obligations (except Unasserted Contingent Obligations) and to satisfy all Liens entitled to priority over the ABL Liens that attach to the proceeds of the sale, and such order requires such amount to be so applied and (ii) such order allows the claims of the Indenture Agent and the other Indenture Secured Parties in such Insolvency Proceeding to the extent required for the grant of such rights, and (b) in respect of any order relating to a sale of assets constituting Indenture Priority Collateral in any Insolvency Proceeding, that (i) such order grants the ABL Agent and the ABL Secured Parties (individually and in any combination) the right to bid at the sale of such assets and the right to offset its claims secured by ABL Liens upon such assets against the purchase price of such assets if (A) the bid of the ABL Agent or the other ABL Secured Parties is determined by a court to be the best offer at a sale and (B) the bid of the ABL Agent or such other ABL Secured Parties includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale, if such amount were applied to such payment on such date, to pay all unpaid Indenture Obligations (except Unasserted Contingent Obligations) and to satisfy all Liens entitled to priority over the Indenture Liens that attach to the proceeds of the sale, and such order requires such amount to be so applied and (ii) such order allows the claims of the ABL Agent and the other ABL Secured Parties in such Insolvency Proceeding to the extent required for the grant of such rights.
     “Debtor Party” means the Company, the other Grantors and each direct or indirect Subsidiary that is now or hereafter becomes a party to any ABL Document or Indenture Document. All references in this Agreement to any Debtor Party shall include such Debtor Party as a debtor-in-possession and any receiver or trustee for such Debtor Party in any Insolvency Proceeding.
     “Enforcement Action” means, with respect to the ABL Obligations or the Indenture Obligations, the exercise of any rights or remedies with respect to any Common Collateral securing such Obligations or the commencement or prosecution of enforcement of any of the rights or remedies under, as applicable, the ABL Documents or the Indenture Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code, in each case in accordance with the terms of the ABL Documents or the Indenture Documents, as applicable, but in all cases excluding the imposition of cash dominion (except following the occurrence and during the continuance of an Event of Default under the ABL Documents and suspension of the revolving commitments in connection therewith, until such time as no suspension of the revolving commitments in connection therewith or with any other Event of Default is in effect) pursuant to the terms of the ABL Documents, with respect to monies deposited from time to time in Deposit Accounts or Securities Accounts.
     “Existing ABL Agreement” has the meaning set forth in the first recital of this Agreement.
     “Existing ABL Security Document” means the Pledge and Security Agreement, dated as of November 20, 2009, by and among the ABL Agent and the Grantors.
     “Existing Indenture Security Document” means the Pledge and Security Agreement, dated as of August 18, 2009, by and among the Indenture Agent and the Grantors.
     “Existing Indenture” has the meaning set forth in the fourth recital of this Agreement.
     “GAAP” means generally accepted accounting principles in effect in the United States as of the date of each financial statement, as applicable, to which this Agreement refers.
     “Grantor” means the Company, CPM Acquisition Corp., Crown Acquisition Corp., CPM Wolverine Proctor, LLC, Crown Iron Works Company, Crown Biofuels, LLC, CPM SA,LLC, and each direct or indirect Domestic Subsidiary (as defined in the Existing Indenture as in effect on the date hereof) that is now or hereafter becomes a party to any ABL Document or Indenture Document. All references in this Agreement to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding.
     “Hedging Obligations” means, with respect to any Debtor Party, any obligations of such Debtor Party owed to any ABL Secured Party (or any of its affiliates) under any agreements with respect of any interest rate, foreign currency and/or commodity exchanges, swaps, caps, collars, floors, forwards, options, or other similar arrangements as such Debtor Party may from time to time enter into with any one or more of the ABL Secured Parties or their affiliates for the purpose of hedging or otherwise protecting against interest rate, foreign currency and/or commodity exposure.
     “Holders” means the “Holders” as defined in the Indenture and any other holders of Indenture Obligations.
     “Indebtedness” means and includes all ABL Obligations or Indenture Obligations that constitute “Indebtedness” within the meaning of the ABL Agreement or the Indenture, as applicable.
     “Indenture” means the collective reference to (a) the Existing Indenture, (b) any Additional Indenture Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Indenture, any Additional Indenture Agreement or any other agreement or instrument referred to in this clause (c) (a “Replacement Indenture”) unless such agreement or instrument expressly provides that it is not intended to be and is not an Indenture hereunder. Any reference to the Indenture hereunder, except as otherwise provided herein, shall be deemed a reference to any Indenture then existing.
     “Indenture Agent” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Indenture, the Indenture Agent shall be the Person identified as such in such Agreement.
     “Indenture Collateral Documents” means the “Collateral Documents” as defined in the Indenture.
     “Indenture Documents” means each Indenture, each Indenture Collateral Document, each Indenture Guarantee, the “Notes” as defined in the Indenture and each other “Second Priority Document” as defined in the Indenture.
     “Indenture Guarantee” means any guarantee by any Grantor of any or all of the Indenture Obligations.
     “Indenture Lien” means any Lien created by the Indenture Collateral Documents.
     “Indenture Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest (including, without limitation, any Post-Petition Interest) or premium on any obligations, liabilities and indebtedness of every nature owed by the Grantors under the Indenture Documents, (b) any fees, indemnification obligations, damages, expense reimbursement obligations or other liabilities payable under the Indenture Documents and (c) all Indenture Guarantees, fees, expenses and other Obligations payable from time to time pursuant to the Indenture Documents, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired and whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Indenture Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any ABL Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Indenture Secured Parties and the ABL Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
     “Indenture Obligations Payment Date” means the first date on which (a) the Indenture Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the Indenture Documents) and (b) the Indenture Agent has delivered a written notice to the ABL Agent stating that the foregoing has occurred.
     “Indenture Priority Collateral” means the following assets, whether now owned or hereafter acquired, by the Company or any other Grantor, in which a Lien is granted or purported to be granted to any Indenture Secured Party as security for any Indenture Obligation:

     (1) the “Collateral” (as such term is defined in the Existing Indenture Security Document); and
     (2) the Real Estate Assets;
provided, however, “Indenture Priority Collateral” excludes all ABL Priority Collateral.
     “Indenture Secured Parties” means the Indenture Agent and the other Second Priority Obligees (as defined in the Indenture).
     “Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
     “Intellectual Property” means the collective reference to all rights, priorities and privileges constituting or consisting of intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
     “Lenders” means the “Lenders” as defined in the ABL Agreement, together with any other holders of ABL Obligations.
     “Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
     “Notes” means those 10 5/8% Senior Secured Notes due 2014 issued by the Company under the Indenture in the aggregate principal amount of $200,000,000, and shall include any notes replacing such Notes in connection with any replacement, refinancing, extension or refunding thereof made in compliance with the Indenture in effect on the date hereof and this Agreement.
     “Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.
     “Patents” means letters patent of the United States or the equivalent thereof in any other country and all registrations and applications therefor, including the patents and patent applications listed on Schedule I attached hereto and made a part hereof, and (i) all reissues, continuations, continuations-in-part, substitutes, extensions or renewals thereof and improvements thereon, (ii) the inventions disclosed or claimed therein, (iii) the right to sue for past, present and future infringements and dilutions thereof and (iv) all of each Grantor’s rights corresponding thereto throughout the world.

     “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
     “Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.
     “Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Grantor in any Real Property, including, without limitation, distribution centers and warehouses and corporate headquarters and administrative offices, in each case, to the extent that such interest constitutes ABL Priority Collateral and Indenture Priority Collateral.
     “Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and other property and rights incidental to the ownership, lease or operation thereof.
     “Recovery” has the meaning set forth in Section 6.5.
     “Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Common Collateral.
     “Replacement ABL Agreement” has the meaning set forth in the definition of “ABL Agreement”.
     “Replacement Indenture” has the meaning set forth in the definition of “Indenture”.
     “Secured Parties” means the ABL Secured Parties and the Indenture Secured Parties.
     “Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having more than 50% of the ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.
     “Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.
     “Trademarks” means trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, and other indicia of origin, including the trade names, registered trademarks, trademark applications, registered service marks and service mark applications, and (i) all extensions, modifications and renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of each Grantor’s business symbolized by the foregoing and connected therewith and (v) all of each Grantor’s rights corresponding thereto throughout the world.
     “Unasserted Contingent Obligations” shall mean, at any time, ABL Obligations or Indenture Obligations, as the case may be, for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any ABL Obligation or Indenture Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of ABL Obligations and Indenture Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
     “Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time, of the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall, unless otherwise provided, be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors or assigns, (iii) any reference herein to any Debtor Party shall be construed to include such Debtor Party as debtor and debtor-in-possession and any receiver or trustee for such Debtor Party in any Insolvency Proceeding, (iv) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Sections shall be construed to refer to Sections of this Agreement and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 2. Acknowledgment of Respective Security Interests; Lien Priorities; Prohibition on Contesting Liens.
     (a) Notwithstanding the date, manner or order of perfection of the security interests and Liens granted to the ABL Agent or the Indenture Agent, as the case may be, and notwithstanding any provisions of the Uniform Commercial Code of any state or any applicable law or decision or any provisions of the ABL Documents or the Indenture Documents, and irrespective of whether the ABL Agent or the Indenture Agent holds possession of all or any part of the Indenture Priority Collateral or the ABL Priority Collateral, the following, as between the ABL Agent and the Indenture Agent, shall be the relative priority of the security interests and Liens of the ABL Agent and the Indenture Agent:
     (i) The ABL Agent shall have a senior prior security interest in or Lien upon the ABL Priority Collateral; and
     (ii) The Indenture Agent shall have a senior prior security interest in or Lien upon the Indenture Priority Collateral.
     (b) If the Indenture Agent or any other Indenture Secured Party becomes aware that it has received any ABL Priority Collateral or the proceeds thereof prior to the ABL Obligations Payment Date, the Indenture Agent or the other Indenture Secured Party shall hold the same in trust for the benefit of, and shall immediately pay and deliver (with any necessary endorsement) the same to, the ABL Agent for application to the ABL Obligations. Notwithstanding anything to the contrary, payments made by the Company and the other Grantors to the Indenture Agent or the other Indenture Secured Parties in respect of the Indenture Obligations with proceeds of loans by ABL Agent or the other ABL Secured Parties to the Company and the other Grantors or any amounts released by the ABL Agent under the ABL Agreement shall not be construed to constitute proceeds of ABL Priority Collateral.
     (c) If the ABL Agent or the other ABL Secured Parties shall receive any Indenture Priority Collateral or proceeds thereof prior to Indenture Obligations Payment Date, the ABL Agent and the other ABL Secured Parties shall hold the same in trust for the benefit of, and shall immediately pay and deliver (with any necessary endorsement) the same to, the Indenture Agent for application to the Indenture Obligations.
     (d) Neither the ABL Agent nor any other ABL Secured Party, on the one hand, nor the Indenture Agent nor any other Indenture Secured Party, on the other hand, shall object to or contest, or support any other person in objecting to or contesting, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Collateral. Notwithstanding any failure by the ABL Agent or the Indenture Agent to perfect its security interests in the Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the ABL Agent or the Indenture Agent, the priority and rights as between the ABL Agent and the other ABL Secured Parties, on the one hand, and the Indenture Agent and the other Indenture Secured Parties, on the other hand, with respect to the Collateral shall be as set forth herein.

     (e) Promptly following the occurrence of the events described in clauses (a), (b) and (c) of the definition of “ABL Obligations Payment Date”, the ABL Agent shall deliver to the Indenture Agent the written notice specified in clause (d) of the definition of the “ABL Obligations Payment Date”, but the ABL Agent shall have no liability for any failure to so deliver such notice.
     (f) Promptly following the occurrence of the events specified in clause (a) of the definition of “Indenture Obligations Payment Date”, the Indenture Agent shall deliver to the ABL Agent the written notice specified in clause (b) of the definition of “Indenture Obligations Payment Date”, but the Indenture Agent shall have no liability for any failure to so deliver such notice.
     SECTION 3. Lien Priorities.
     3.1 Subordination of Liens. (a) Any and all Liens on the ABL Priority Collateral now existing or hereafter created or arising in favor of any Indenture Secured Party securing the Indenture Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens on the ABL Priority Collateral now existing or hereafter created or arising in favor of the ABL Secured Parties securing the ABL Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Indenture Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any ABL Document or Indenture Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any ABL Secured Party securing any of the ABL Obligations are (A) subordinated to any Lien securing any obligation of any Grantor other than the Indenture Obligations or (B) otherwise subordinated, voided, avoided, invalidated or lapsed.
     (b) Any and all Liens on the Indenture Priority Collateral now existing or hereafter created or arising in favor of any ABL Secured Party securing the ABL Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens on the Indenture Priority Collateral now existing or hereafter created or arising in favor of the Indenture Secured Parties securing the Indenture Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any ABL Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any Indenture Document or ABL Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any Indenture Secured Party securing any of the Indenture Obligations are (A) subordinated to any Lien securing any obligation of any Grantor other than the ABL Obligations or (B) otherwise subordinated, voided, avoided, invalidated or lapsed.

     3.2 Nature of ABL Obligations. The Indenture Agent, on behalf of itself and the other Indenture Secured Parties, acknowledges that all of the ABL Obligations represent debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced so long as the aggregate principal amount thereof does not exceed the maximum principal amount of Indebtedness that could then be incurred by the Company under the Existing ABL Agreement pursuant to clause (1) of the definition of the term “Permitted Debt” (as defined in the Existing Indenture as in effect on the date hereof), in each event without notice to or consent by the Indenture Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 3.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Indenture Obligations or any portion thereof.
     3.3 Agreements Regarding Actions to Perfect Liens. Each of the ABL Agent and the Indenture Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the ABL Security Documents or the Indenture Collateral Documents, as applicable, such possession or control is also for the benefit of the Indenture Agent and the other Indenture Secured Parties or the ABL Agent and the other ABL Secured Parties, as applicable, solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the ABL Agent or the Indenture Agent (or any third party acting on either such Person’s behalf) with respect to such Common Collateral or provide the Indenture Agent or any other Indenture Secured Party or the ABL Agent or any other ABL Secured Party, as applicable, with any rights with respect to such Common Collateral beyond those expressly specified in this Agreement, provided that (i) subsequent to the occurrence of the ABL Obligations Payment Date (if the Indenture Obligations Payment Date has not occurred), the ABL Agent shall (A) deliver to the Indenture Agent, at the Company’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Indenture Documents or (B) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and (ii) subsequent to the occurrence of the Indenture Obligations Payment Date (if the ABL Obligations Payment Date has not occurred), the Indenture Agent shall (A) deliver to the ABL Agent, at the Company’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the ABL Documents or (B) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs; and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Secured Parties and the Indenture Secured Parties and shall not impose on the ABL Secured Parties or the Indenture Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.
     3.4 No New Liens. (a) Until the ABL Obligations Payment Date has occurred, (i) no Grantor shall have any right to create any Lien (other than Liens on the Excluded Assets (as defined in the Existing ABL Security Document)) on any assets of any Grantor securing any Indenture Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the ABL Obligations subject to the lien priorities set forth in Section 3.1 and (ii) if any Indenture Secured Party shall acquire or hold any Lien on any assets of any Grantor securing any Indenture Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, subject to the lien priorities set forth in Section 3.1, then the Indenture Agent will, without the need for any further consent of any other Indenture Secured Party and notwithstanding anything to the contrary in any other Indenture Document, be deemed to also hold and have held such Lien for the benefit of the ABL Agent as security for the ABL Obligations (subject to the lien priorities set forth in Section 3.1 and the other terms hereof), and the Grantors shall promptly notify the ABL Agent in writing of the existence of such Lien. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the ABL Secured Parties, the Indenture Agent and the other Indenture Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 3.4 shall be subject to Section 5.1.
     (b) Until the Indenture Obligations Payment Date has occurred, (i) no Grantor shall have any right to create any Lien (other than cash collateralization of any ABL Obligations consisting of letters of credit, bank guarantees or Hedging Obligations and Liens on the Excluded Assets (as defined in the Existing Indenture Security Document)), on any assets of any Grantor securing any ABL Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the Indenture Obligations subject to the lien priorities set forth in Section 3.1 and (ii) if any ABL Secured Party shall acquire or hold any Lien on any assets of any Grantor securing any ABL Obligation which assets are not also subject to the Lien of the Indenture Agent under the Indenture Documents, subject to the lien priorities set forth in Section 3.1, then the ABL Agent will, without the need for any further consent of any other ABL Secured Party and notwithstanding anything to the contrary in any other ABL Document, be deemed to also hold and have held such Lien for the benefit of the Indenture Agent as security for the Indenture Obligations (subject to the lien priorities set forth in Section 3.1 and the other terms hereof), and the Grantors shall promptly notify the Indenture Agent in writing of the existence of such Lien. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Indenture Secured Parties, the ABL Agent and the other ABL Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 3.4 shall be subject to Section 5.1.
     SECTION 4. Enforcement Rights.
     4.1 Exclusive Enforcement. (a) Until the ABL Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, subject to Sections 4.2 and 4.4, the ABL Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the ABL Priority Collateral, without any consultation with or consent of any Indenture Secured Party except as otherwise expressly provided for in this Agreement; provided that nothing contained herein shall be construed as preventing the Indenture Agent or any other Indenture Secured Party from taking any action which is reasonably necessary to (i) perfect the Indenture Liens upon the ABL

Priority Collateral (other than by possession or “control” (within the meaning of the Uniform Commercial Code)) or (ii) prove, preserve or protect (but not enforce) the Indenture Liens upon the ABL Priority Collateral, so long as such action would not, in any case, adversely affect any ABL Lien. Upon the occurrence and during the continuance of a default or an event of default under the ABL Documents, the ABL Agent and the other ABL Secured Parties may take and continue any Enforcement Action with respect to the ABL Obligations and the ABL Priority Collateral in such order and manner as they may determine in their sole discretion.
     (b) Until the Indenture Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, subject to Section 4.2 and 4.4, the Indenture Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Indenture Priority Collateral, without any consultation with or consent of any ABL Secured Party except as otherwise expressly provided for in this Agreement; provided that nothing contained herein shall be construed as preventing the ABL Agent or any other ABL Secured Party from taking any action which is reasonably necessary to (i) perfect the ABL Liens upon the Indenture Priority Collateral (other than by possession or “control” (within the meaning of the Uniform Commercial Code)) or (ii) prove, preserve or protect (but not enforce) the ABL Liens upon the Indenture Priority Collateral, so long as such action would not, in any case, adversely affect any Indenture Lien. Upon the occurrence and during the continuance of a default or an event of default under the Indenture Documents, the Indenture Agent and the other Indenture Secured Parties may take and continue any Enforcement Action with respect to the Indenture Obligations and the Indenture Priority Collateral in such order and manner as they may determine in their sole discretion.
     4.2 Standstill and Waivers. (a) The Indenture Agent, on behalf of itself and the other Indenture Secured Parties, agrees that, until the ABL Obligations Payment Date has occurred, the proviso set forth in Section 4.1(a), the proviso set forth in this Section 4.2(a) and the proviso set forth in Section 6.1(a):
     (i) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Indenture Obligation pari passu with or senior to, or to give any Indenture Secured Party any preference or priority relative to, the Liens on the ABL Priority Collateral securing the ABL Obligations;
     (ii) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral by any ABL Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the ABL Priority Collateral by or on behalf of any ABL Secured Party;
     (iii) they have no right to (A) direct either the ABL Agent or any other ABL Secured Party to exercise any right, remedy or power with respect to the ABL Priority Collateral or pursuant to the ABL Security Documents in respect of the ABL Priority Collateral or (B) consent or object to the exercise by the ABL Agent or any other ABL Secured Party of any right, remedy or power with respect to the ABL Priority Collateral or pursuant to the ABL Security Documents in respect of the ABL Priority Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor in respect of the ABL Priority Collateral or otherwise, they hereby irrevocably waive such right);
     (iv) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any ABL Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no ABL Secured Party shall be liable for, any action taken or omitted to be taken by any ABL Secured Party with respect to the ABL Priority Collateral or pursuant to the ABL Documents in respect of the ABL Priority Collateral so long as such ABL Secured Party, in taking or omitting to take such action, has not breached or otherwise violated this Agreement;
     (v) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any Enforcement Action to enforce their interest in or realize upon, the ABL Priority Collateral; and
     (vi) they will not seek, and hereby waive any right, to have the ABL Priority Collateral or any part thereof marshaled upon any foreclosure or other disposition of the ABL Priority Collateral;
provided, that the Indenture Agent, on behalf of itself and the other Indenture Secured Parties, may exercise any right described in clause (v) above to enforce, collect or realize on the Indenture Priority Collateral so long as a period of 120 days has elapsed from the date that the Indenture Agent shall have given written notice to the ABL Agent of the occurrence of an Event of Default under and as defined in the Indenture Documents (the “Indenture Standstill Period”), provided, further, however, the Indenture Agent will not be entitled to exercise any rights or remedies with respect to ABL Priority Collateral if, notwithstanding the expiration of the Indenture Standstill Period, the ABL Agent or any other ABL Secured Party shall have commenced the good faith exercise of any of their rights or remedies with respect to all or any portion of the ABL Priority Collateral (prompt notice of such exercise to be given to the Indenture Agent) and is pursuing the exercise thereof.
     (b) The ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that, until the Indenture Obligations Payment Date has occurred, subject to the proviso set forth in Section 4.1(b), the proviso set forth in this Section 4.2(b) and the proviso set forth in Section 6.1(b):
     (i) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any ABL Obligation pari passu with or senior to, or to give any ABL Secured Party any preference or priority relative to, the Liens on the Indenture Priority Collateral securing the Indenture Obligations;

     (ii) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Indenture Priority Collateral by any Indenture Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Indenture Priority Collateral by or on behalf of any Indenture Secured Party;
     (iii) they have no right to (A) direct either the Indenture Agent or any other Indenture Secured Party to exercise any right, remedy or power with respect to the Indenture Priority Collateral or pursuant to the Indenture Collateral Documents in respect of the Indenture Priority Collateral or (B) consent or object to the exercise by the Indenture Agent or any other Indenture Secured Party of any right, remedy or power with respect to the Indenture Priority Collateral or pursuant to the Indenture Collateral Documents in respect of the Indenture Priority Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor in respect of the Indenture Priority Collateral or otherwise, they hereby irrevocably waive such right);
     (iv) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Indenture Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Indenture Secured Party shall be liable for, any action taken or omitted to be taken by any Indenture Secured Party with respect to the Indenture Priority Collateral or pursuant to the Indenture Documents in respect of the Indenture Priority Collateral so long as such Indenture Secured Party, in taking or omitting to take such action, has not breached or otherwise violated this Agreement;
     (v) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any Enforcement Action to enforce their interest in or realize upon, the Indenture Priority Collateral; and
     (vi) they will not seek, and hereby waive any right, to have the Indenture Priority Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Indenture Priority Collateral;
provided, that the ABL Agent, on behalf of itself and the other ABL Secured Parties, may exercise any right described in clause (v) above to enforce, collect or realize on the Indenture Priority Collateral so long as a period of 120 days has elapsed from the date that the ABL Agent shall have given written notice to the Indenture Agent of the occurrence of an Event of Default under and as defined in the ABL Documents (the “ABL Standstill Period”); provided, further, however, the ABL Agent will not be entitled to exercise any rights or remedies with respect to Indenture Priority Collateral if, notwithstanding the expiration of the ABL Standstill Period, the Indenture Agent or any other Indenture Secured Party shall have commenced the good faith exercise of any of their rights or remedies with respect to all or any portion of the ABL Priority

Collateral (prompt notice of such exercise to be given to the ABL Agent) and is pursuing the exercise thereof.
     (c) Notwithstanding anything to the contrary, the Indenture Agent, on behalf of itself and the other Indenture Secured Parties, agrees that, until the ABL Obligations Payment Date has occurred, the Indenture Agent will not foreclose upon or otherwise sell or dispose of all or substantially all of the Indenture Priority Collateral consisting of Equipment, machinery or other goods that are used in the ordinary course of business to complete or process Inventory constituting ABL Priority Collateral or institute any action or proceeding with respect thereto (including any action of foreclosure) for a period of 120 days commencing from the date that the ABL Agent received notice from the Indenture Agent of its intention to pursue an Enforcement Action against such Indenture Priority Collateral; provided, however, that this clause (c) shall not be construed to limit the right of the Indenture Agent to file a claim or statement of interest with respect to the Indenture Obligations, subject to the limitations contained in this Agreement, in any Insolvency Proceeding commenced by or against the Company or any other Grantor, (ii) take any action in order to preserve or protect its Lien on the Indenture Priority Collateral or (iii) prepare for, or commence marketing activities for, the foreclosure, sale or other disposition of the Indenture Priority Collateral.
     4.3 Judgment Creditors. In the event that any Indenture Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Liens and the ABL Obligations) to the same extent as all other Liens securing the Indenture Obligations are subject to the terms of this Agreement. In the event that any ABL Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Indenture Liens and the Indenture Obligations) to the same extent as all other Liens securing the ABL Obligations are subject to the terms of this Agreement.
     4.4 Sharing of Information and Access; License. (a) In the event that the ABL Agent shall, in the exercise of its rights under the ABL Documents or otherwise, become aware that it has received possession or control of any Records of any Grantor which contain information identifying or pertaining to the Indenture Priority Collateral, the ABL Agent shall promptly notify the Indenture Agent of such fact and, upon request from the Indenture Agent and as promptly as practicable thereafter, shall either make available to the Indenture Agent such Records for inspection and duplication or provide to the Indenture Agent copies thereof. In the event that the Indenture Agent shall, in the exercise of its rights under the Indenture Documents or otherwise, become aware that it has received possession or control of any Records of any Grantor which contain information identifying or pertaining to the ABL Priority Collateral, the Indenture Agent shall promptly notify the ABL Agent of such fact and, upon request from the ABL Agent and as promptly as practicable thereafter, shall either make available to the ABL Agent such Records for inspection and duplication or provide to the ABL Agent copies thereof.
     (b) The Indenture Agent, on behalf of the Indenture Secured Parties, hereby irrevocably grants the ABL Agent a non-exclusive worldwide license to or right to use, to the maximum extent permitted by applicable law and to the extent of the Indenture Agent’s interest therein, exercisable without payment of royalty or other compensation, any of the Intellectual Property now or hereafter owned by, licensed to, or otherwise used by the Debtor Parties in order for the ABL Agent and the other ABL Secured Parties to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the ABL Priority Collateral in connection with the liquidation, disposition, foreclosure or realization upon the ABL Priority Collateral in accordance with the terms of the ABL Documents and this Agreement; provided that such license shall expire on the earlier of (i) 120 days from the date the ABL Agent shall obtain possession or physical control of substantially all of the Inventory, (ii) the ABL Obligations Payment Date and (iii) the date that the ABL Priority Collateral has been liquidated, disposed of, foreclosed on or realized upon (the “License Expiration Date”‘). Any of the Intellectual Property constituting Indenture Priority Collateral that is sold, transferred or otherwise disposed of (whether pursuant to an Enforcement Action or otherwise) prior to the License Expiration Date will be subject to the rights of the ABL Agent as set forth in this Section 4.4(b).
     (c) (A) If the Indenture Agent, or any agent or representative of the Indenture Agent, or any third party pursuant to any Enforcement Action undertaken by the Indenture Agent, or any receiver, shall obtain possession or physical control of any of the Real Estate Assets, the Indenture Agent or, if applicable, any such third party (at such address to be provided by the Indenture Agent in connection with the applicable Enforcement Action) shall promptly notify the ABL Agent of that fact and the ABL Agent shall, within ten business days thereafter (or such longer period of time, if any, as may be agreed upon by the Indenture Agent in its sole discretion), notify the Indenture Agent as to whether the ABL Agent desires to exercise access rights under this Agreement, at which time the parties shall confer in good faith to coordinate with respect to the ABL Agent’s exercise of such access rights. Access rights may apply to differing parcels of Real Estate Assets at differing times, in which case, a differing Access Period may apply to each such property.
     (B) Upon delivery of notice to the Indenture Agent as provided in paragraph (A) above of this Section 4.4(c), the Access Period shall commence for the subject parcel of Real Estate Assets. During the Access Period or for any period prior to an Access Period when the ABL Agent may have had access and/or use of any Indenture Priority Collateral (e.g. pursuant to access granted by a landlord of any Real Estate Asset), the ABL Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, the Indenture Priority Collateral for the purpose of arranging for and effecting the sale or disposition of the ABL Priority Collateral, including, without limitation, the production, completion, packaging, shipping and other preparation of such ABL Priority Collateral for sale or disposition. During any such Access Period (or period prior to an Access Period), the ABL Agent and its representatives (and persons employed on their behalf), and to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales or other liquidations of ABL Priority Collateral. The ABL Agent shall repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Agent or its agents, representatives or designees and the ABL Agent shall comply with all applicable laws in connection with its use or occupancy of the Indenture Priority Collateral. The ABL Agent and the other ABL Secured Parties shall indemnify and hold harmless the Indenture Agent and the other Indenture Secured Parties for any direct or actual damages arising from the injury or damage to Persons or property caused by the acts or omissions of Persons acting on their behalf or at their direction or Persons who are their invitees with respect to the right to assemble, inspect, operate, service, maintain, process, package, ship and sell the ABL Priority Collateral while located on the subject parcel of Real Estate Assets. The ABL Agent and the Indenture Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Indenture Agent to commence foreclosure of the related mortgages or to show the Indenture Priority Collateral to prospective purchasers and to ready the Indenture Priority Collateral for sale or lease.
     (C) If the Indenture Agent shall foreclose or otherwise sell any of the Indenture Priority Collateral, the Indenture Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring such Indenture Priority Collateral subject to the terms of this Agreement.
     (D) The Debtor Parties hereby agree with the Indenture Agent and the ABL Agent that the ABL Agent shall have access, during the Access Period, as described herein and each such Grantor that owns any of the Real Estate Assets grants a non-exclusive easement in gross over its property to permit the uses by the ABL Agent contemplated by this Section 4.4(c). The Indenture Agent consents to such easement and to the recordation of a collateral access easement agreement at the election of the ABL Agent, in form and substance reasonably acceptable to the Indenture Agent, in the relevant real estate records with respect to each parcel of real property that is now or hereafter subject to a mortgage in favor of the Indenture Agent.
     4.5 No Additional Rights For the Debtor Parties Hereunder. If any ABL Secured Party or Indenture Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any ABL Secured Party or Indenture Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Indenture Secured Party.
     4.6 Actions Upon Breach. (a) Should any Indenture Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the ABL Priority Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any ABL Secured Party (in its own name or in the name of the relevant Grantor) may obtain relief against such Indenture Secured Party, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Indenture Agent on behalf of each Indenture Secured Party that (i) the ABL Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Indenture Secured Party waives any defense that the Debtor Parties and/or the ABL Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.
     (b) Should any ABL Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Indenture Priority Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any Indenture Secured Party (in its own name or in the name of the relevant Grantor) may obtain relief against such

ABL Secured Party, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the ABL Agent, on behalf of each ABL Secured Party, that (i) the Indenture Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each ABL Secured Party waives any defense that the Debtor Parties and/or the Indenture Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.
     SECTION 5. Application of Proceeds; Dispositions and Releases; Inspection and Insurance.
     5.1 Application of Proceeds; Turnover Provisions. (a) All proceeds of ABL Priority Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of ABL Priority Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the ABL Agent for application to the ABL Obligations in accordance with the terms of the ABL Documents, until the ABL Obligations Payment Date has occurred; second to the Indenture Agent for application to the Indenture Obligations in accordance with the terms of the Indenture Documents, until the Indenture Obligations Payment Date has occurred; and thereafter, to the applicable Grantor, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds. Until the occurrence of the ABL Obligations Payment Date, any ABL Priority Collateral, including without limitation any such ABL Priority Collateral constituting proceeds, that may be received by any Indenture Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the ABL Agent, for the benefit of the ABL Secured Parties, in the same form as received, with any necessary endorsements, and each Indenture Secured Party hereby authorizes the ABL Agent to make any such endorsements as agent for the Indenture Agent (which authorization, being coupled with an interest, is irrevocable).
     (b) All proceeds of Indenture Priority Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Indenture Priority Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the Indenture Agent for application to the Indenture Obligations in accordance with the terms of the Indenture Documents, until the Indenture Obligations Payment Date has occurred; second to the ABL Agent for application to the ABL Obligations in accordance with the terms of the ABL Documents, until the ABL Obligations Payment Date has occurred; and thereafter, to the applicable Grantor, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds. Until the occurrence of the Indenture Obligations Payment Date, any Indenture Priority Collateral, including without limitation any such Indenture Priority Collateral constituting proceeds, that may be received by any ABL Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Indenture Agent, for the benefit of the Indenture Secured Parties, in the same form as received, with any necessary endorsements, and each ABL Secured Party hereby authorizes the Indenture Agent to make any such endorsements as agent for the ABL Agent (which authorization, being coupled with an interest, is irrevocable).

     5.2 Releases of Liens. (a) (i) Upon any release, sale or disposition of ABL Priority Collateral permitted pursuant to the terms of the ABL Documents that results in the release of the ABL Lien (other than release of the ABL Lien due to the occurrence of the ABL Obligations Payment Date) on any ABL Priority Collateral, the Indenture Lien on such ABL Priority Collateral (excluding any portion of the proceeds of such ABL Priority Collateral remaining after the ABL Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale or disposition of ABL Priority Collateral is permitted pursuant to the terms of the Indenture Documents.
     (ii) Upon any release, sale or disposition of ABL Priority Collateral that results in the release of the ABL Lien (other than release of the ABL Lien due to the occurrence of the ABL Obligations Payment Date) on any ABL Priority Collateral pursuant to any Enforcement Action, the Indenture Lien on such ABL Priority Collateral (excluding any portion of the proceeds of such ABL Priority Collateral remaining after the ABL Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such ABL Priority Collateral are applied in accordance with Section 5.1(a) (with, in the case of ABL Obligations consisting of debt of a revolving nature, a corresponding permanent reduction in the commitments thereto).
     (iii) The Indenture Agent, at the expense of the Grantors and without any consent of the Indenture Secured Parties, shall promptly execute and deliver such release documents and instruments and shall take such further actions as the ABL Agent shall reasonably request to evidence any release of the Indenture Lien described herein. The Indenture Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Indenture Agent and in the name of the Indenture Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this Section 5.2(a), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 5.2(a), including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
     (b) (i) Upon any release, sale or disposition of Indenture Priority Collateral permitted pursuant to the terms of the Indenture Documents that results in the release of the Indenture Lien (other than release of the Indenture Lien due to the occurrence of the Indenture Obligations Payment Date) on any Indenture Priority Collateral, the ABL Lien on such Indenture Priority Collateral (excluding any portion of the proceeds of such Indenture Priority Collateral remaining after the Indenture Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale or disposition of Indenture Priority Collateral is permitted pursuant to the terms of the ABL Documents.

     (ii) Upon any release, sale or disposition of Indenture Priority Collateral that results in the release of the Indenture Lien (other than release of the Indenture Lien due to the occurrence of the Indenture Obligations Payment Date) on any Indenture Priority Collateral pursuant to any Enforcement Action, the ABL Lien on such Indenture Priority Collateral (excluding any portion of the proceeds of such Indenture Priority Collateral remaining after the Indenture Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such Indenture Priority Collateral are applied in accordance with Section 5.1(b).
     (iii) The ABL Agent, at the expense of the Grantors and without any consent of the ABL Secured Parties, shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Indenture Agent shall reasonably request to evidence any release of the ABL Lien described herein. The ABL Agent hereby appoints the Indenture Agent and any officer or duly authorized person of the Indenture Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Indenture Agent’s own name, from time to time, in the Indenture Agent’s sole discretion, for the purposes of carrying out the terms of this Section 5.2(b), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 5.2(b), including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
     5.3 Certain Real Property Notices; Inspection Rights and Insurance. (a) Subject to, and to the extent specifically provided in, the Indenture Documents, any Indenture Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Indenture Priority Collateral, and the Indenture Agent may advertise and conduct public auctions or private sales of the Indenture Priority Collateral, in each case without notice to, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party except as otherwise provided in Sections 4.2 and 4.4. Subject to the ABL Documents, any ABL Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the ABL Priority Collateral, and the ABL Agent may advertise and conduct public auctions or private sales of the ABL Priority Collateral, in each case without notice to, the involvement of or interference by any Indenture Secured Party or liability to any Indenture Secured Party, except as otherwise provided in Sections 4.2 and 4.4.
     (b) Proceeds of Common Collateral include insurance proceeds, and therefore the lien priorities set forth in Section 3.1 shall govern the ultimate disposition of casualty insurance proceeds. Until the ABL Obligations Payment Date has occurred, the ABL Agent will have the sole and exclusive right, to the extent provided in the ABL Agreement, (i) to adjust or settle any insurance policy or claim covering the ABL Priority Collateral in the event of any loss thereunder and (ii) to approve any award granted in any condemnation or similar proceeding affecting the ABL Priority Collateral. Each of the ABL Agent and the Indenture Agent shall be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor with respect to the ABL Priority Collateral (provided that such policy shall provide that the ABL Agent and the Indenture Agent shall be so named as their interests may appear). Until the Indenture Obligations Payment Date has occurred, the Indenture Agent will have the sole and exclusive right, to the extent provided in the Indenture, (i) to adjust or settle any insurance policy or claim covering the Indenture Priority Collateral in the event of any loss thereunder and (ii) to approve any award granted in any condemnation or similar proceeding affecting the Indenture Priority Collateral. Each of the Indenture Agent and the ABL Agent shall be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor with respect to the Indenture Priority Collateral (provided that such policy shall provide that the Indenture Agent and the ABL Agent shall be so named as their interests may appear).
     (c) Notwithstanding anything to the contrary in the ABL Agreement or the Indenture, the parties hereby agree that in the event that a Recovery Event occurs and the Company is required as a result to prepay or offer to prepay the ABL Obligations or the Indenture Obligations, then such prepayments shall be made (a) in the case of a Recovery Event involving ABL Priority Collateral, first to the ABL Obligations and then to the Indenture Obligations as provided in Section 5.1 and (b) in the case of a Recovery Event involving Indenture Priority Collateral, first to the Indenture Obligations and then to the ABL Obligations as provided in Section 5.1.
     SECTION 6. Insolvency Proceedings.
     6.1 Filing of Motions. (a) Until the ABL Obligations Payment Date has occurred, the Indenture Agent agrees on behalf of itself and the other Indenture Secured Parties that no Indenture Secured Party shall, in or in connection with any Insolvency Proceeding, take any action with respect to the ABL Priority Collateral or the validity or enforceability of any of the ABL Documents or any of the ABL Obligations thereunder, including by filing any pleadings or motions or taking any position at any hearing or proceeding of any nature, that in each case (i) violates, or is prohibited by, this Section 6 (or, in the absence of an Insolvency Proceeding, otherwise would violate or be prohibited by this Agreement), (ii) asserts any right, benefit or privilege that arises in favor of the Indenture Agent or Indenture Secured Parties, in whole or in part, as a result of their interest in the ABL Priority Collateral or in the Indenture Lien on the ABL Priority Collateral (unless the assertion of such right is expressly permitted by this Agreement) or (iii) relates in any way to the determination of any Liens or claims held by the ABL Agent (including the validity and enforceability thereof) or any other ABL Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Indenture Agent may (A) file a proof of claim in an Insolvency Proceeding and (B) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the claims of the Indenture Secured Parties on the ABL Priority Collateral, in each case subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Indenture Agent imposed hereby.
     (b) Until the Indenture Obligations Payment Date has occurred, the ABL Agent agrees, on behalf of itself and the other ABL Secured Parties, that no ABL Secured Party shall, in or in connection with any Insolvency Proceeding, take any action with respect to the Indenture Priority Collateral or the validity or enforceability of any of the Indenture Documents or any of the Indenture Obligations thereunder, including by filing any pleadings or motions or taking any position at any hearing or proceeding of any nature, that in each case (i) violates, or is prohibited by, this Section 6 (or, in the absence of an Insolvency Proceeding, otherwise would violate or be prohibited by this Agreement), (ii) asserts any right, benefit or privilege that arises in favor of the ABL Agent or the other ABL Secured Parties, in whole or in part, as a result of their interest in the Indenture Priority Collateral or in any ABL Lien on the Indenture Priority Collateral (unless the assertion of such right is expressly permitted by this Agreement) or (iii) relates in any way to the determination of any Liens or claims held by the Indenture Agent (including the validity and enforceability thereof) or any other Indenture Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the ABL Agent may (A) file a proof of claim in an Insolvency Proceeding and (B) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Secured Parties on the Indenture Priority Collateral, in each case subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the ABL Agent imposed hereby.
     6.2 Financing Matters. If the Company or any other Grantor shall be subject to any Insolvency Proceeding and the ABL Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law (the “ABL DIP Financing”) in an aggregate principal amount that when taken together with the principal amount of ABL Obligations under the Existing ABL Agreement does not exceed the maximum principal amount of Indebtedness that could then be incurred by the Company under the Existing ABL Agreement (as in effect on the date hereof) pursuant to clauses (1) and (16) of the definition of the term “Permitted Debt” (as defined in the Existing Indenture as in effect on the date hereof) and, in any event, which is not to be secured by any of the Indenture Priority Collateral other than liens that are subordinated or pari passu with the liens on the ABL Secured Parties in the Indenture Priority Collateral, then the Indenture Agent, on behalf of itself and the other Indenture Secured Parties, agrees that it (x) will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.4 or relating to Indenture Priority Collateral) and (y) will subordinate its Liens in the Common Collateral (other than the Indenture Priority Collateral) to such DIP Financing (and all Obligations relating thereto) on the same basis as the Liens on the ABL Priority Collateral that secures the Indenture Obligations are subordinated to the Liens thereon that secures that ABL Obligations under this Agreement, and agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.
     6.3 Relief From the Automatic Stay. Until the ABL Obligations Payment Date, the Indenture Agent agrees, on behalf of itself and the other Indenture Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any ABL Priority Collateral, without the prior written consent of the ABL Agent. Until the Indenture Obligations Payment Date, the ABL Agent agrees, on behalf of itself and the other ABL Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency

Proceeding or take any action in derogation thereof, in each case in respect of any Indenture Priority Collateral, without the prior written consent of the Indenture Agent.
     6.4 Adequate Protection. (a) The Indenture Agent, on behalf of itself and the other Indenture Secured Parties, agrees that, prior to the ABL Obligations Payment Date, so long as the ABL Agent and the other ABL Secured Parties comply with Section 6.4(b), none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the ABL Agent or the other ABL Secured Parties for adequate protection of its interest in the Common Collateral or any adequate protection provided to the ABL Agent or the other ABL Secured Parties or (ii) any objection by the ABL Agent or any other ABL Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Common Collateral or (iii) the payment of interest, fees, expenses or other amounts to the ABL Agent or any other ABL Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 6.2 hereof. The Indenture Agent, on behalf of itself and the other Indenture Secured Parties, further agrees that, prior to the ABL Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the ABL Liens for costs or expenses of preserving or disposing of any ABL Priority Collateral. Subject to all other provisions of this Agreement, in any Insolvency Proceeding, if the ABL Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes ABL Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any ABL DIP Financing or use of cash collateral, and the ABL Secured Parties do not object to the adequate protection being provided to them, then in connection with any such ABL DIP Financing or use of cash collateral the Indenture Agent, on behalf of itself and any of the other Indenture Secured Parties, may, as adequate protection of their interests in the ABL Priority Collateral, seek or accept (and the ABL Agent and the other ABL Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the ABL Obligations and such ABL DIP Financing on the same basis as the other Indenture Liens on the ABL Priority Collateral are so subordinated to the ABL Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the ABL Secured Parties, provided, however, that the Indenture Agent shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the other Indenture Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims. Except as provided above, the Indenture Agent, for itself and the other Indenture Secured Parties, shall not seek adequate protection of its interests in the ABL Priority Collateral other than a replacement Lien on additional collateral; provided, that such Lien shall be subordinated to the Liens (including replacement and additional liens granted as adequate protection of the interests of the ABL Secured Parties in the ABL Priority Collateral) securing the ABL Obligations and the ABL DIP Financing on the same basis as the other Indenture Liens on the ABL Priority Collateral are so subordinated under this Agreement.
     (b) The ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that, prior to the Indenture Obligations Payment Date, so long as the Indenture Agent and the other Indenture Secured Parties comply with Section 6.4(a), none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the Indenture Agent or the other Indenture Secured Parties for adequate protection of its interest in the Common Collateral or any adequate protection provided to the Indenture Agent or the other Indenture Secured Parties or (ii) any objection by the Indenture Agent or any other Indenture Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Common Collateral or (iii) the payment of interest, fees, expenses or other amounts to the Indenture Agent or any other Indenture Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 6.2 hereof. The ABL Agent, on behalf of itself and the other ABL Secured Parties, further agrees that, prior to the Indenture Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the Indenture Liens for costs or expenses of preserving or disposing of any Indenture Priority Collateral.
     6.5 Avoidance Issues. (a) If any ABL Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”), because such Recovery was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the ABL Obligations shall be reinstated to the extent of such Recovery and, for the purposes of this Agreement (and, as applicable, the ABL Documents and the Indenture Documents), deemed to be outstanding as if such payment had not occurred and the ABL Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Indenture Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
     (b) If any Indenture Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor any Recovery, because such Recovery was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Indenture Obligations shall be reinstated to the extent of such Recovery and, for the purposes of this Agreement (and, as applicable, the ABL Documents and the Indenture Documents), deemed to be outstanding as if such payment had not occurred and the Indenture Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The ABL Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
     6.6 Asset Dispositions in an Insolvency Proceeding. (a) Neither the Indenture Agent nor any other Indenture Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any ABL Priority Collateral that is supported by the ABL Secured Parties, and the Indenture Agent and each other Indenture Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise, including any other similar Bankruptcy Law) to any such sale of ABL Priority Collateral supported by the ABL Secured Parties and to have released their Liens on such ABL Priority Collateral; provided that (i) ABL Liens and Indenture Liens will attach to the proceeds of any such sale or disposition with the same lien priorities set forth in Section 3.1 and 6.2 (ii) the motion does not seek to preclude or otherwise impair Credit Bid Rights in respect of any such sale or disposition in favor of the Indenture Agent and the other Indenture Secured Parties.
     (b) Neither the ABL Agent nor any other ABL Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Indenture Priority Collateral that is supported by the Indenture Secured Parties, and the ABL Agent and each other ABL Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise, including any other similar Bankruptcy Law) to any such sale of Indenture Priority Collateral supported by the Indenture Secured Parties and to have released their Liens on such Indenture Priority Collateral; provided that (i) Indenture Liens and ABL Liens will attach to the proceeds of any such sale or disposition with the same lien priorities set forth in Section 3.1 and 6.2, (ii) the motion does not seek to preclude or otherwise impair Credit Bid Rights in respect of any such sale or disposition in favor of the ABL Agent and the other ABL Secured Parties and (iii) any of the Intellectual Property constituting Indenture Priority Collateral that is sold, transferred or otherwise disposed of (pursuant to an Enforcement Action) prior to the ABL Obligations Payment Date will be subject to the rights of the ABL Agent as set forth in Section 4.4.
     6.7 Separate Grants of Security and Separate Classification. Each Indenture Secured Party and each ABL Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the ABL Security Documents and the Indenture Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Indenture Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and Indenture Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Indenture Secured Parties and the ABL Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Debtor Parties in respect of the Common Collateral with the effect being that (i) to the extent that the aggregate value of the ABL Priority Collateral is sufficient (for this purpose ignoring all claims held by the Indenture Secured Parties), the ABL Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the ABL Priority Collateral before any distribution is made in respect of the claims held by the Indenture Secured Parties and (ii) to the extent that the aggregate value of the Indenture Priority Collateral is sufficient (for this purpose ignoring all claims held by the ABL Secured Parties), the Indenture Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the Indenture Priority Collateral before any distribution is made in respect of the claims held by the ABL Secured Parties, with the Indenture Secured Parties and the ABL Secured Parties hereby acknowledging and agreeing to turn over to the ABL Secured Parties and the Indenture Secured Parties, respectively, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of such Secured Parties.
     6.8 Other Matters. (a) To the extent that the Indenture Agent or any Indenture Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the ABL Priority Collateral, the Indenture Agent agrees, on behalf of itself and the other Indenture Secured Parties not to assert any of such rights without the prior written consent of the ABL Agent; provided that if requested by the ABL Agent, the Indenture Agent shall timely exercise such rights in the manner requested by the ABL Agent, including any rights to payments in respect of such rights and any rights of a secured party to object to actions of the Grantors under Section 363 or Section 364 of the Bankruptcy Code, or, subject to Section 6.4, to otherwise seek adequate protection in any Insolvency with respect to the ABL Priority Collateral.
     (b) To the extent that the ABL Agent or any other ABL Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Indenture Priority Collateral, the ABL Agent agrees, on behalf of itself and the other ABL Secured Parties not to assert any of such rights without the prior written consent of the Indenture Agent; provided that if requested by the Indenture Agent, the ABL Agent shall timely exercise such rights in the manner requested by the Indenture Agent, including any rights to payments in respect of such rights and any rights of a secured party to object to actions of the Grantors under Section 363 or Section 364 of the Bankruptcy Code, or, subject to Section 6.4, to otherwise seek adequate protection in any Insolvency with respect to the Indenture Priority Collateral.
     6.9 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be applicable both before and after the filing of any petition by or against any of the Debtor Parties under the Bankruptcy Code or comparable foreign laws and all converted or succeeding cases in respect thereof, and all references herein to any Grantor shall be deemed to apply to the trustee for such Grantor and such Grantor as a debtor-in-possession. The relative rights of (a) the ABL Agent and the other ABL Secured Parties and (b) the Indenture Agent and the other Indenture Secured Parties in or to any distributions from or in respect of any Common Collateral or proceeds of Common Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor as a debtor-in-possession. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any ABL Priority Collateral of the reorganized debtor are distributed both on account of ABL Obligations and on account of Indenture Obligations, then, to the extent such debt obligations are secured by Liens upon any ABL Priority Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to any plan effected pursuant to an Insolvency Proceeding and will apply with like effect to the Liens securing such debt obligations. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any Indenture Priority Collateral of the reorganized debtor are distributed both on account of Indenture Obligations and on account of ABL Obligations, then, to the extent such debt obligations are secured by Liens upon any Indenture Priority Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to any plan effected pursuant to an Insolvency Proceeding and will apply with like effect to the Liens securing such debt obligations.
     6.10 Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of any reorganized Grantor secured by Lien upon any property of such reorganized Grantor are distributed pursuant to a plan of reorganization on acount of the ABL Obligations and the Indenture Obligations, then, to the extent such debt obligations are secured by Liens upon Collateral, the provisions of this Agreement will survive the distribution of such debt obligations and will apply with like effect to the Liens securing such debt obligations (i.e., Liens upon ABL Priority Collateral securing such Indenture Obligations as reorganizations as reorganization securities will be subordinated on the same basis as the other Indenture Liens on the ABL Priority Collateral are so subordinated under this Agreement.
     SECTION 7. Indenture Documents and ABL Documents. [Intentionally Omitted]
     SECTION 8. Reliance; Waivers; etc.
     8.1 Reliance. The ABL Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Indenture Agent, on behalf of itself and the other Indenture Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the ABL Agent and the other ABL Secured Parties. The Indenture Documents are deemed to have been executed and delivered, and all Notes issued thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The ABL Agent, on behalf of itself and the other ABL Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the Indenture Agent and the other Indenture Secured Parties.
     8.2 No Warranties or Liability. The Indenture Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other ABL Document or any Indenture Document.
     8.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Debtor Party with the terms and conditions of any of the ABL Documents or the Indenture Documents.

     SECTION 9. Obligations Unconditional.
     9.1 ABL Obligations Unconditional. All rights and interests of the ABL Secured Parties hereunder, and all agreements and obligations of the Indenture Secured Parties (and, to the extent applicable, the Debtor Parties) hereunder, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any ABL Document;
     (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document;
     (c) prior to the ABL Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or
     (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the ABL Obligations, or of the Indenture Agent, or any Grantor, to the extent applicable, in respect of this Agreement, other than a defense of performance or payment in full of the ABL Obligations.
     9.2 Indenture Obligations Unconditional. All rights and interests of the Indenture Secured Parties hereunder, and all agreements and obligations of the ABL Secured Parties (and, to the extent applicable, the Debtor Parties) hereunder, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any Indenture Document;
     (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Indenture Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Indenture Document;
     (c) prior to the Indenture Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Indenture Obligations or any guarantee or guaranty thereof; or
     (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Indenture Obligations or of the ABL Agent, or any Grantor, to the extent applicable, in respect of this Agreement, other than a defense of performance or payment in full of the Indenture Obligations.

     SECTION 10. Indenture Secured Parties’ Purchase Option
     (a) Upon the occurrence and during the continuance of (i) an acceleration of the ABL Obligations under the ABL Agreement, or (ii) a foreclosure of any Common Collateral (or the commencement of any legal proceedings against any Grantor or with respect to any Common Collateral to facilitate the foregoing) by the ABL Agent, any or all of the Holders, acting as a single purchaser group (the “Purchasing Holders”), shall have the option at any time upon five business days prior written notice (each such notice, a “Purchase Notice”) to the Indenture Agent and the ABL Agent to purchase all (but not less than all) of the ABL Obligations from the ABL Secured Parties; provided, that the ABL Secured Parties shall not sell or transfer any rights they may have with respect to indemnification obligations of any Debtor Party under the ABL Documents that by their terms survive the termination of the ABL Documents. Such Purchase Notice to the ABL Agent shall be irrevocable.
     (b) On the date specified by the Purchasing Holders in such Purchase Notice (which shall not be less than five business days, nor more than ten business days, after the receipt by the ABL Agent of the Purchase Notice from the Purchasing Holders of the election by the Purchasing Holders to exercise such option), the ABL Secured Parties shall sell to the Purchasing Holders , and the Purchasing Holders shall purchase from the ABL Secured Parties, all (and not less than all) of the ABL Obligations. The ABL Agent hereby represents and warrants that, as of the date hereof, no approval of any court or other regulatory or governmental authority is required for such sale.
     (c) Upon the date of such purchase and sale, the Purchasing Holders shall (i) pay to the ABL Agent as the purchase price therefore (the “Purchase Price”) the full amount of the ABL Obligations then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorney’s fees and legal expenses but excluding any early termination fee or prepayment fee), (ii) furnish cash collateral to the ABL Agent in such amounts as the ABL Agent determines is reasonably necessary to secure the ABL Secured Parties in connection with any issued and outstanding letters of credit provided by any ABL Secured Party under the ABL Agreement to any Debtor Party (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), (iii) agree to reimburse the ABL Secured Parties for any loss, cost, damage or expense (including reasonable attorney’s fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the ABL Obligations, and/or as to which the ABL Secured Parties have not yet received final payment, (iv) furnish cash collateral to the ABL Agent in such amounts as the ABL Agent determines is reasonably necessary to secure the ABL Secured Parties in connection with any Hedging Obligations and Cash Management Obligations (but not in any event in an amount greater than 105% of the aggregate amount of such Hedging Obligations and Cash Management Obligations), and (v) agree to pay to the ABL Secured Parties any early termination fee or prepayment fee payable in connection with the ABL Documents within three business days of the receipt of the same by the Purchasing Holders, after the payment in full in cash to the Purchasing Holders of the Indenture Obligations and the ABL Obligations purchased by the Purchasing Holders pursuant to this Section 10, including principal, interest and fees thereon and costs and expenses of collection thereof (including reasonable attorney’s fees and legal expenses, but excluding any early termination fee (whether owing under the ABL

Documents or the Indenture Documents) or prepayment fee (whether owing under the ABL Documents or the Indenture Documents)), provided, that (x) the notice of termination is received by the Purchasing Holders or (y) the effective date of termination occurs, within 90 days after the effective date of the purchase of the ABL Obligations by the Purchasing Holders . Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the ABL Agent, as the ABL Agent may designate in writing to the Purchasing Holders for such purpose. Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by the Purchasing Holders to the bank account designated by the ABL Agent are received in such bank account no later than 1:00 p.m., New York City time and interest shall be calculated to and including such business day if the amounts so paid to the bank account designated by the ABL Agent are received in such bank account later than 1:00 p.m., New York City time.
     (d) Such purchase shall be expressly made without representation or warranty of any kind by the ABL Secured Parties as to the ABL Obligations or otherwise and without recourse to the ABL Secured Parties, except that the ABL Secured Parties shall represent and warrant: (i) the amount quoted by the ABL Agent as the amount of the ABL Obligations represents the amount shown as due with respect to the claims transferred as reflected on its books and records, (ii) that the ABL Secured Parties will transfer the ABL Obligations to the Purchasing Holders free and clear of any Liens or encumbrances and (iii) the ABL Secured Parties have the right to assign the ABL Obligations and the assignment is duly authorized.
     (e) In the event that the Purchasing Holders exercise and consummate the purchase option set forth in this Section 10, the ABL Agent shall have the right, but not the obligation, to immediately resign under the ABL Agreement.
     SECTION 11. Miscellaneous.
     11.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Indenture Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the parties hereto acknowledge that the terms of this Agreement are not intended to, and shall not, negate any rights granted to the Debtor Parties in the ABL Documents and the Indenture Documents or impose any obligations on the Debtor Parties other than as expressly set forth herein. For the avoidance of doubt, to the extent any provision of any ABL Document or any Indenture Document shall conflict with any provision of this Agreement, no Debtor Party shall be deemed to have breached or otherwise violated any such ABL Document or any such Indenture Document by virtue of compliance with the provisions of this Agreement.
     11.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the earlier to occur of the ABL Obligations Payment Date and the Indenture Obligations Payment Date. This is a continuing agreement and the ABL Secured Parties and the Indenture Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Company or any other Debtor Party on the faith hereof.

     11.3 Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the ABL Agent and the Indenture Agent, and, in the case of amendments or modifications of Sections 4.5, 4.6, 5.1, 5.2, 5.3, 7 and 11 (other than 11.4) that directly affect the rights or duties of any Grantor, such Grantor.
     (b) It is understood that the ABL Agent and the Indenture Agent may in their discretion determine that a supplemental agreement (which make take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Debtor Parties become ABL Obligations or Indenture Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes ABL Obligations or Indenture Obligations, provided, that such Additional Debt is permitted to be incurred by the ABL Agreement and Indenture then existing, and is permitted by said Agreements to be subject to the provisions of this Agreement as ABL Obligations or Indenture Obligations, as applicable.
     11.4 Information Concerning Financial Condition of the Company and the other Debtor Parties. The Indenture Agent and the ABL Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding the financial condition of the Company and each of the other Debtor Parties or any circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Indenture Obligations. In the event the Indenture Agent or the ABL Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.
     11.5 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
     11.6 Submission to Jurisdiction; Waivers. (a) Each ABL Secured Party, each Indenture Secured Party and each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any ABL Secured Party or Indenture Secured Party may otherwise have to bring any action or proceeding against any Grantor or its properties in the courts of any jurisdiction.

     (b) Each ABL Secured Party, each Indenture Secured Party and each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     (d) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.
     11.7 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three business days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     11.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the ABL Secured Parties and Indenture Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.
     11.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     11.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     11.11 Other Remedies. For avoidance of doubt, it is understood that nothing in this Agreement shall prevent any ABL Secured Party or any Indenture Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the ABL Documents or the Indenture Documents, as applicable, or to demand payment under any guarantee in respect thereof.

     11.12 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or pdf shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.
     11.13 Additional Debtor Parties. Each Person that becomes both (x) a Grantor under, and as defined in, the ABL Security Documents, and (y) a Grantor under, and as defined in, the Indenture Collateral Documents, in each case, after the date hereof shall become a party to this Agreement as a “Grantor” hereunder upon execution and delivery by such Person of a Supplement (the “Supplement”) in the form of Annex 1 to this Agreement. In addition, pursuant to Section 9.01 of the Indenture, the execution and delivery of the Supplement by the Collateral Agent shall not require the consent of any Indenture Secured Party.
     11.14 Further Rights. In connection with its execution and acting hereunder, the Indenture Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it as Collateral Agent under the Indenture, all of which are incorporated by reference herein, mutatis mutandis. In connection with its execution and acting hereunder, the ABL Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it as Agent under the ABL Agreement, all of which are incorporated by reference herein, mutatis mutandis.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

HARRIS N.A., as ABL Agent for and on behalf of the ABL Secured Parties

By:	/s/ Craig Thistlethwaite
Name: Craig Thistlethwaite
Title: Director

WILMINGTON TRUST FSB, solely in its capacity as Indenture Agent for and on behalf of the Indenture Secured Parties

By:	/s/ Jane Schweiger

Name: Jane Schweiger
Title: Vice President

CPM HOLDINGS, INC.
By:	/s/ Douglas Ostrich
	Name:	Douglas Ostrich
	Title:	Chief Financial Officer

CPM ACQUISITION CORP.
By:	/s/ Douglas Ostrich
	Name:	Douglas Ostrich
	Title:	Chief Financial Officer

CROWN ACQUISITION CORP.
By:	/s/ Douglas Ostrich
	Name:	Douglas Ostrich
	Title:	Chief Financial Officer

CPM WOLVERINE PROCTOR, LLC
By:	/s/ Douglas Ostrich
	Name:	Douglas Ostrich
	Title:	Manager

Attention: Telecopy No.

CROWN IRON WORKS COMPANY
By:	/s/ Douglas Ostrich
	Name:	Douglas Ostrich
	Title:	Chief Financial Officer

CROWN BIOFUELS, LLC
By:	/s/ Douglas Ostrich
	Name:	Douglas Ostrich
	Title:	Chief Financial Officer

CPM SA, LLC
By:	/s/ Douglas Ostrich
	Name:	Douglas Ostrich
	Title:	Authorized Signatory

ANNEX 1
SUPPLEMENT
     Supplement (this “Supplement”), dated as of ________________, _____, to the Intercreditor Agreement, dated as of November 20, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by each of the grantors listed on the signature pages thereto and those additional entities that thereafter become Grantors, HARRIS N.A., as the ABL Agent, and WILMINGTON TRUST FSB, as the Indenture Agent
WITNESSETH:
     WHEREAS, CPM Holdings, Inc., a Delaware corporation (the “Company”) has issued and sold 10 5/8% Senior Secured Notes due 2014 in the aggregate principal amount of $200,000,000 (the “Initial Notes” and, together with all notes given in replacement or exchange therefor, the “Notes”) to the initial purchasers as set forth in the Purchase Agreement, dated as of August 11, 2009, by and among the Company, each of the other Grantors and Jefferies & Company, Inc., as representative of the initial purchasers named therein;
     WHEREAS, the Company, the other Grantors and Wilmington Trust FSB, as trustee (the “Trustee”) and Collateral Agent, have entered into that certain Indenture, dated as of August 18, 2009 (as the same may from time to time be amended, modified, supplemented or restated, the “Indenture”), in connection with the Notes;
     WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement;
     WHEREAS, pursuant to Section 11.13 of the Intercreditor Agreement, each person that becomes a Grantor must execute and deliver to the ABL Agent and the Indenture Agent the Intercreditor Agreement, and the execution of the Intercreditor Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Supplement;
     NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:
     1. In accordance with Section 11.13 of the Intercreditor Agreement, each New Grantor, by its signature below, becomes a “Grantor” under the Intercreditor Agreement with the same force and effect as if originally named therein as a “Grantor” and each New Grantor hereby agrees to all of the terms and provisions of the Intercreditor Agreement applicable to it as a “Grantor” thereunder. Each reference to a “Grantor” in the Intercreditor Agreement shall be deemed to include each New Grantor. The Intercreditor Agreement is incorporated herein by reference.
     2. Each New Grantor represents and warrants to the ABL Agent and the Indenture Agent that this Supplement has been duly executed and delivered by such New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     3. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.
     4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.
     5. This Supplement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, each New Grantor, the ABL Agent and the Indenture Agent have duly executed this Supplement to the Intercreditor Agreement as of the day and year first above written.

NEW GRANTORS:	[Name of New Grantor]:

By:
Name:
Title:

ABL AGENT:	HARRIS N.A., as ABL Agent

By:
Name:
Title:

INDENTURE AGENT:	WILMINGTON TRUST FSB, as Indenture Agent

By:
Name:
Title:

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